Exhibit 32
Certification
Pursuant to Rule 13a-14 (b) and Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350 (a) and (b))
I, James Cowan, President and Chief Executive Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
1.	the quarterly report on Form 10-Q of the Company for the three months ended June 30, 2009 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	/s/ James Cowan James Cowan — President and Chief Executive Officer
I, Dale C. Davies, Senior Vice President, and Chief Financial Officer of American Railcar Industries, Inc. (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:
1.	the quarterly report on Form 10-Q of the Company for the three months ended June 30, 2009 (the “Quarterly Report”) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	/s/ Dale C. Davies Dale C. Davies, Senior Vice President, Chief Financial Officer and Treasurer